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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent (i) to the incorporation by reference in this Registration Statement of Goody's Family Clothing, Inc. on Form S-3 of our report dated March 19, 1997 incorporated by reference in the Annual Report on Form 10-K of Goody's Family Clothing, Inc. for the year ended February 1, 1997, and (ii) to the use in this Registration Statement of our report dated March 19, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Atlanta, Georgia

August 25, 1997